UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road,	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 8.01 of this Current Report on Form 8-K with respect to the termination of the ATM Agreement (as defined therein) is incorporated by reference into this Item 1.02.

Item 8.01. Other Events.

On October 16, 2023, Nuvve Holding Corp. (the “Company”) and Craig-Hallum Capital Group LLC (the “Agent”) agreed to terminate the At The Market Offering Agreement, dated January 31, 2023 (the “ATM Agreement”), between the Company and the Agent, effective immediately. As previously reported, the ATM Agreement permitted the Company to issue and sell shares of its common stock, par value $0.0001 per share, having aggregate sales proceeds of up to $25,000,000 (the “Shares”), through the Agent. The foregoing description is qualified in its entirety by the copy of the ATM Agreement that is attached as an exhibit to, and incorporated by reference in, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2023. The Company is not subject to any termination penalties related to the termination of the ATM Agreement.

The Company had sold 1,530,704 shares of common stock and raised approximately $0.9 million in aggregate net proceeds under the ATM Agreement. The shares were offered and sold pursuant to the Company’s effective shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-264462), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 5, 2022, and the related prospectus supplements, dated January 31, 2023 and April 14, 2023, which were filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act on January 31, 2023 and April 14, 2023, respectively (the “ATM Prospectus Supplements”). As a result of the termination of the ATM Agreement, effective as October 16, 2023, the ATM Prospectus Supplements have been terminated and no further offers or sales of the Company’s common stock will be made pursuant to the Company’s at-the-market offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2023

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

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